Exhibit 99.2
Orion Group Holdings, Inc. Delivering Predictable Excellence March 2024

DISCLAIMER This presentation contains, and the officers and directors of the Company may from time to time make, statements that are considered forward looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about: our business strategy; our financial strategy; our industry outlook; and our expected margin growth; and our plans, objectives, expectations, forecasts, outlook and intentions. All of these types of statements, other than statements of historical fact included in this presentation, are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. The forward-looking statements contained in this presentation are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this presentation are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section in our filings with the U.S. Securities and Exchange Commission and elsewhere in those filings. Additional factors or risks that we currently deem immaterial, that are not presently known to us or that arise in the future could also cause our actual results to differ materially from our expected results. Given these uncertainties, investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after the date the forward-looking statements are made. The forward-looking statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise, notwithstanding any changes in our assumptions, changes in business plans, actual experience or other changes. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf. This presentation may contain the financial measures: adjusted net income, EBITDA, adjusted EBITDA, and adjusted EPS, which are not calculated in accordance with U.S. GAAP. If presented, a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measure will be provided in the Appendix to this presentation.

AT A GLANCE

Orion is a leading marine and specialty construction company in the U.S., Canada and Caribbean Basin

COMPANY OVERVIEW

SERVICES

Marine

Transportation facility & infrastructure construction; dredging

Concrete

Commercial, structural, and industrial

Q4 2023 vs Q4 2022

Revenue	GAAP EPS	Adjusted EBITDA	Adjusted EBITDA Margin
+3%	+13%	+366%	+570bps

KEY STATISTICS

$711.8M
2023 Revenue

$23.8M
2023 Adj. EBITDA

1994
Founded

ORN(NYSE)
Ticker

Houston, TX
Headquarters

~2,400
Employees

ORION

PHASE 1 OF STRATEGIC PLAN COMPLETED Improved profitability in the concrete business Strengthened business development to drive growth Fortified financial flexibility to optimize growth potential opportunities Implemented minimum bid margins – Pursuing work with strong value proposition –Bolstering management oversight with experienced leaders Recruited high-caliber talent – Investing in resources to deepen client relationships – Doubled backlog - Building on significant contract wins Secured $103M ABL credit facility – Monetized $26M of non-core assets – Investments in IT infrastructure and fleet 01. 02. 03.

2023 ACCOMPLISHMENTS FINANCIALS $711.8M 2023 Revenue $23.8M 2023 Adj. EBITDA GAAP EPS Loss of $0.55 Adjusted EPS Loss of $0.35 per share per diluted share Phase 1 of strategic plan completed • Returned the Concrete segment to profitability • Significant wins: o $435M contract to build dry dock in Pearl Harbor, HI (largest win in company history) o $120M contract to build dry dock in Grand Bahamas shipyard • Attracted high-caliber business development executives • Invested in systems, training and tools • Rebranded TAS Construction to Orion – all segments operating under the Orion banner • Fortified balance sheet • Quadrupled shareholder value trailing twelve months WE DID WHAT WE SAID WE WOULD DO

Driving our growth potential Foundation in place, turning full attention to growth PHASE 2 OF STRATEGIC PLAN Demand for specialized Marine construction exceeds supply Strategic M&A/Geographic expansion Build out IT capabilities for greater efficiency Integrating all business units on a single platform In a little over a year, we almost quadrupled our pipeline of opportunity from $3B to over $11B Massive opportunities in marine construction New potential in concrete both private and public sector, enabling infrastructure for AI driven data centers

STRONG INDUSTRY TAILWINDS $1.2 trillion Infrastructure Act 01. Multi-year catalyst for public sector projects such as transportation funding, ports, waterways, water infrastructure and bridges. Port expansion and maintenance 02. Larger ships passing through the expanded Panama canal demand larger ports and shipping channels. U.S. Navy expansions in the Pacific 03. U.S. Navy investments in assets to support the U.S. Navy fleet. Coastal rehabilitation 04. Increased disaster recovery from regional weather events, environmental remediation and sea level rise; $10B projected in Louisiana alone. Growing public sector construction market 08. Presents new market for Orion Concrete Data centers demand 07. AI driving need for more data centers in North Texas and other weather-safe regions. Economic Growth and expansion 06. Leading job and population growth rates in Texas. Downstream energy 05. Private investment in LNG and methanol terminals. $30B TAM. Diverse end markets. Multiple sources of funding.

$340.7 $202.6 $376.9 $216.7 $602.5 2019 2020 2021 2022 2023 $369.1 $388.2 $263.9 $339.2 $395.9 10.4% 12.3% 8.1% 9.3% 5.2% 2019 2020 2021 2022 2023 Marine Revenue Adj EBITDA Margin MARINE SEGMENT OVERVIEW Orion Marine benefits from high -margin projects with high barriers of entry and consistent maintenance demand • Services the infrastructure sector to carry out construction, design and specialty services for marine structures • Construction services include construction, restoration, maintenance & repair of ports and docks, marine pipelines, marine transportation facilities, bridges and environmental structures • Dredging services generally enhance or preserve the navigability of waterways through the removal of soil, sand or rock. Added benefits of protecting shorelines with replenishment of material. • Specialty services include design, salvage, demolition, surveying, towing, diving and underwater inspection, excavation and repair • The Jones Act prevents foreign competition from dredging in the U.S. market CONSTRUCTION DREDGING SPECIALTY Marine Revenue & Adj EBITDA Margin Marine Revenue Backlog ($ in millions) ($ in millions)

$231.6 $236.9 $213.1 $232.1 $159.7 2019 2020 2021 2022 2023 $339.3 $321.8 $337.4 $409.1 $315.9 0.3% 2.1% -1.2% -2.1% 1.0% 2019 2020 2021 2022 2023 Concrete Revenue Adj EBITDA Margin CONCRETE SEGMENT OVERVIEW Improved project margin focus has laid the groundwork for future success • Provides turnkey concrete construction services for building construction including place and finish, site work, layout, forming, rebar • Light Commercial: Services include horizontally poured concrete for large tilt walls, slabs, foundations, and paving • Structural: Services include elevated concrete pouring for columns, decking, elevated beams and structural walls up to 45 stories • Implementing minimum bid margins and upgrading project management systems to drive improved profitability LIGHT COMMERCIAL STRUCTURAL Concrete Revenue & Adj EBITDA Margin Concrete Revenue Backlog ($ in millions) ($ in millions)

BACKLOG WINS $572.3 $439.5 $590.0 $448.8 $762.2 2019 2020 2021 2022 2023 ($ in millions) +70% 2022 vs. 2023 Record Backlog Entering 2024 $435M contract (largest in company history) to build dry dock in Pearl Harbor, HI $120M contract to build dry dock in Grand Bahamas shipyard Quadrupled pipeline opportunity from $3B to $11B in just over a year +70% Backlog year/year

DEEP AND TALENTED MANAGEMENT TEAM Travis Boone, PE Chief Executive Officer Leadership and management experience in civil, utility/pipeline, commercial building and construction industries. Former regional Chief Executive of AECOM Ardell Allred Executive Vice President Orion Concrete Group Held construction and management roles at companies including Kiewit and Zachry Construction Scott Thanisch Chief Financial Officer Multi-disciplinary finance experience, including corporate development, FP&A, treasury, strategy and accounting across numerous industries Scott Cromack Executive Vice President Orion Marine Group Recently served as a Senior Vice President at Texas Sterling Construction. Also held roles at Kiewit and Zachry Construction Chip Earle General Counsel impressive legal, compliance and risk management background. Recently served as General Counsel of Newpark Resources, Inc. and Bristow Group Alan Eckman Senior Vice President, Strategy & Growth Recently served as Vice President of Business Development at AECOM

Financial Review

FINANCIAL OVERVIEW $708.4 $709.8 $601.4 $748.3 $711.8 2019 2020 2021 2022 2023 Annual Revenue ($ in millions) $39.6 $54.4 $17.3 $22.9 $23.8 2019 2020 2021 2022 2023 Adj EBITDA ($ in millions) Revenue by Segment Adj EBITDA by Segment Backlog by Segment 56% 44% Marine Concrete 79% 21% Marine Concrete 87% 13% Marine Concrete

Q4 2023 Q4 2022 Growth (YoY) Revenue $201.6M $196.2M +3% GAAP EPS ($0.13) ($0.15) +13% Adjusted EBITDA $14.8M $3.2M +366% Adjusted EBITDA Margin 7.3% 1.6% +570 bps FOURTH QUARTER 2023

BALANCE SHEET AND LIQUIDITY Cash & Cash Equivalents $30.9M Net Debt Outstanding $37.2M Availability on Credit Facility $47.7M December 31, 2023 On December 1, 2023, Orion and White Oak amended Orion’s credit facility to extend the maturity date for the $15.0 million pre-payment, and then on February 27, 2024, Orion and White Oak further amended the credit facility to lower the interest rate for the Company’s $65 million revolver by 50 basis points and the Company’s $38 million term loan by 100 basis points. As of 12/31/23, Orion monetized $26 million in sale leaseback transactions

Q1 2024 FY 2024 Revenue $170M - $190M $860M - $950M GAAP EPS ($0.33) – ($0.20) $0.00 - $0.15 Adjusted EPS ($0.29) – ($0.16) $0.16 - $0.33 Adjusted EBITDA $0M - $4M $45M - $50M 2024 OUTLOOK • Revenue and EBITDA lower in Q1 due to normal seasonality and to delays on two major projects, expected to be recoverable in the year

INVESTMENT HIGHLIGHTS Mission Critical Specialty Construction Provider with Sustainable Competitive Advantages 01. Experienced Management Team Focused on Improved Financial Performance 02. Large Market Opportunity with Strong Tailwinds and Demand Drivers 03. Diversified Revenue with Blue-Chip and Government Clients 04. Strong Execution of Strategic Plan To Deliver Enhanced Growth and Returns 05. Significant Upside Potential: Strong demand in both concrete and marine segments 06.

APPENDIX

NON-GAAP SUPPLEMENTAL INFORMATION

Net Income to Adjusted Operating EBITDA Reconciliation

	Three months ended December 31,		Year ended December 31,	
	2023	2022	2023	2022
Net loss	$ (4,365)	$ (4,949)	$ (17,875)	$ (12,612)
Income tax (benefit) expense	(145)	33	330	429
Interest expense, net	3,972	1,510	11,556	4,352
Depreciation and amortization	6,996	5,631	23,878	24,057
EBITDA (1)	6,458	2,225	17,889	16,226
Stock-based compensation	209	639	2,042	2,754
Net gain on Port Lavaca South Yard property sale	—	—	(5,202)	—
ERP implementation	568	308	1,378	1,867
Professional fees related to management transition	—	—	—	1,118
Severance	683	4	809	948
Intangible asset impairment loss	6,890	—	6,890	—
Adjusted EBITDA(2)	$ 14,808	$ 3,176	$ 23,806	$ 22,913
Operating income margin	(0.3)%	(1.8)%	(0.9)%	(1.1)%
Impact of depreciation and amortization	3.5 %	2.9 %	3.3 %	3.2 %
Impact of stock-based compensation	0.1 %	0.3 %	0.3 %	0.4 %
Impact of net gain on Port Lavaca South Yard property sale	— %	— %	(0.7)%	— %
Impact of ERP implementation	0.3 %	0.2 %	0.2 %	0.3 %
Impact of professional fees related to management transition	— %	— %	— %	0.1 %
Impact of severance	0.3 %	— %	0.1 %	0.2 %
Impact of intangible asset impairment loss	3.4 %	— %	1.0 %	— %
Adjusted EBITDA margin(2)	7.3 %	1.6 %	3.3 %	3.1 %

- EBITDA is a non-GAAP measure that represents earnings before interest, taxes, depreciation and amortization.
- Adjusted EBITDA is a non-GAAP measure that represents EBITDA adjusted for stock-based compensation, net gain on Port Lavaca South Yard property sale, ERP implementation, professional fees related to management transition, severance and intangible asset impairment loss. Adjusted EBITDA margin is a non-GAAP measure calculated by dividing Adjusted EBITDA by contract revenues.

ORION

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